Exhibit 10.40

PERU COPPER INC.

PERU COPPER SYNDICATE, LTD.

SHAREHOLDERS’ AGREEMENT

March 18, 2004

TABLE OF CONTENTS

ARTICLE 1

INTERPRETATION

( i )

( ii )

SHAREHOLDERS’ AGREEMENT

Unanimous Shareholders’ Agreement dated as of March 18, 2004 among Peru Copper Inc. (“Canco”), Peru Copper Syndicate, Ltd. (“Caymanco”), BMO Nesbitt Burns Inc. (“BMO Nesbitt Burns”) and each of the current holders of ordinary shares of Caymanco listed on Schedule “A” (collectively, the “Current Shareholders”).

RECITALS:

(a)	Pursuant to the Subscription Agreements, the Investors have subscribed as of the date hereof for 8,571,429 Canco Units and have irrevocably agreed to purchase, on or about April 30, 2004, 3,000,000 Additional Canco Notes;

(b)	Canco has subscribed for 8,571,429 Caymanco Shares;

(c)	The Current Shareholders hold in the aggregate 50,000,000 Caymanco Shares; and

(d)	The parties hereto wish to set out herein certain of their respective understandings with respect to the Business and operations of Canco and Caymanco, the transfer of securities of Canco and Caymanco and their respective rights and obligations, subject to the terms and provisions hereof.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Additional Canco Notes” means the 3,000,000 Canco Notes to be sold by certain of the Current Shareholders to the Investors pursuant to the Subscription Agreements, each Additional Canco Note having a principal amount of $1.33.

“Affiliate” means an “affiliate” as that term is defined in the CBCA. For the purposes of this Agreement, Canco and Caymanco will be deemed to be affiliates of each other.

“Agency Agreement” means the agency agreement dated March 18, 2004 between BMO Nesbitt Burns and Haywood Securities Inc., on the one hand, and Canco, Caymanco and the Current Shareholders, on the other hand.

“Agreement” means this agreement and all schedules attached hereto and any and all amendments made hereto by written agreement among the parties hereto.

“ Arm’s Length” has the meaning specified to such term by the Income Tax Act (Canada).

“Articles” means the articles of incorporation attached to the certificate of incorporation of Canco as may be amended or restated from time to time.

“Business” has the meaning specified thereto in Section 4.1.

“Business Day” means a day which is not a Saturday, Sunday or a statutory or civic holiday in Vancouver, British Columbia or Toronto, Ontario.

“Bylaws” means the bylaws of Canco and such other by-laws as may from time to time be in force and effect.

“Canco” means Peru Copper Inc., a corporation incorporated under the laws of Canada.

“Canco Common Shares” means the common shares in the capital of Canco.

“Canco Constating Documents” means the Articles and the Bylaws.

“Canco Directors”, “Canco Board of Directors” and “Canco Board” means the Persons who are, from time to time, elected or appointed as directors of Canco.

“Canco Notes” means the unsecured convertible notes of Canco to be issued pursuant to the Note Indenture, each Canco Note having a principal amount of $1.33.

“Canco Preferred Shares” means the preferred shares in the capital of Canco, issuable in series.

“Canco Shareholders” means a holder of Canco Shares, and “Canco Shareholder” means, individually, any one of them.

“Canco Shares” means the Canco Common Shares and the Canco Preferred Shares.

“Canco Special Warrants” means the special share purchase warrants of Canco issued pursuant to a special warrant indenture dated March 18, 2004 between Canco and Computershare, each whole Special Canco Warrant exercisable, for no additional consideration, into one Canco Warrant.

“Canco Units” means units of Canco, each unit comprised of one Canco Note and one-half of one Canco Special Warrant.

“Canco Warrants” means the share purchase warrants of Canco issued pursuant to a share purchase warrant indenture dated March 18, 2004 between Canco and Computershare, each whole Canco Warrant exercisable for one Canco Common Share at an exercise price of U.S.$2.00 per share.

“Caymanco” means Peru Copper Syndicate, Ltd., an exempted company incorporated under the Companies Law of the Cayman Islands.

“Caymanco Constating Documents” means the Memorandum of Association and the Articles of Association of Caymanco.

“Caymanco Directors”, “Caymanco Board of Directors” and “Caymanco Board” means Persons who are, from time to time, elected or appointed as directors of Caymanco.

“Caymanco Shareholders” means the Current Shareholders and any Person to whom a Caymanco Shareholder transfers any Caymanco Shares in accordance with the terms of this Agreement and “Caymanco Shareholder” means any one of them.

“Caymanco Shares” means the ordinary shares in the capital of Caymanco;

“CBCA” means the Canada Business Corporations Act as may be amended from time to time, and shall be deemed to be any act substituted therefor.

“Companies Law” means the Companies Law (2003 Revision) of the Cayman Islands as may be amended from time to time, and shall be deemed to be any act substituted therefor.

“Computershare” means Computershare Trust Company of Canada;

“Control” has the meaning specified thereto in the CBCA.

“Current Shareholders” means the holders of Caymanco Shares on the date hereon set out in Schedule “B” hereto.

“Investors” means those persons who have subscribed for 8,571,429 Canco Units and agreed to purchase 3,000,000 Additional Canco Notes and any Person to whom such person transfers any Canco Notes and “Investor” means any one of them.

“Investors Majority” means the approval by the Investors holding not less than 66 2/3% of the outstanding Canco Notes and Canco Common Shares (counted together as one class) given in writing or by a resolution passed at a meeting of the holders of the Canco Notes and Canco Common Shares in accordance with the terms of the Note Indenture and the Canco Constating Documents.

“IPO” means either a Qualified IPO or a Non-qualified IPO.

“Non-qualified IPO” means (i) an initial public offering of Canco Common Shares with an offering amount of less than US$25 million, or a reverse-take over transaction, pursuant to which the Canco Common Shares (in the case of an initial public offering) or common shares of the acquiring company (in the case of a reverse take-over) are listed on the Toronto Stock Exchange or another internationally recognized stock exchange, provided that the prospectus (the “Prospectus”) with respect to the Non-qualified IPO qualifies (A) the Canco Common Shares issuable pursuant to the automatic conversion of the Canco Notes and (B) the Canco Warrants issued upon the automatic exercise of the Special Warrants or (C) the common shares of the acquiring company issuable upon conversion of the Notes in a reverse take-over transaction such that those shares are freely tradable; or (ii) a merger, amalgamation, arrangement, take-over or other form of corporate transaction pursuant to which an Arm’s Length third party acquires voting Control of Canco, provided that such transaction is accepted by an Investors Majority and holders of not less than 66 2/3% of the Canco Common Shares and further provided that the holders of the Canco Common Shares and the Investors receive either cash and/or freely tradeable equity securities that are listed on an internationally recognized stock exchange in connection with such transaction.

“Note Indenture” means the note indenture dated March 18, 2004 between Canco and Computershare.

“Person” means an individual, partnership, corporation or other entity.

“Qualified IPO” means (i) an initial public offering of Canco Common Shares with a minimum offering amount of US$25 million, or a reverse-take over transaction, pursuant to which the Canco Common Shares (in the case of an initial public offering) or common shares of the acquiring company (in the case of a reverse take-over) are listed on the TSX or another internationally recognized stock exchange, provided that the prospectus (the “Prospectus”) with respect to the Qualified IPO qualifies (A) the Canco Common Shares issuable pursuant to the automatic conversion of the Canco Notes and (B) the Canco Warrants issued upon the automatic exercise of the Special Warrants or (C) the common shares of the acquiring company issuable upon conversion of the Notes in a reverse takeover transaction such that those shares are freely tradable; or (ii) a merger, amalgamation, arrangement, take-over or other form of corporate transaction pursuant to which an Arm’s Length third party acquires voting Control of Canco, provided that such transaction is accepted by an Investors Majority and holders of not less than 66 2/3% of the Canco Common Shares and further provided that the holders of the Canco Common Shares and the Investors receive either cash and/or freely tradeable equity securities that are listed on an internationally recognized stock exchange in connection with such transaction.

“Shareholders” means, collectively, the Canco Shareholders and the Caymanco Shareholders.

“Shares” means, collectively, the Canco Shares and the Caymanco Shares.

“Subscription Agreement” means the subscription agreements entered into by each Investor and Canco as of the date hereof.

Section 1.2 Headings, etc.

The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

Section 1.3 Gender and Number.

Any reference in this Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

Section 1.4 Governing Law.

This Agreement shall be governed and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

Section 1.5 Severability.

Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid, such provision shall be deemed to be severed and deleted herefrom and such illegality and invalidity shall not affect the validity or enforceability of the remainder hereof.

Section 1.6 Currency.

Unless otherwise indicated, all references to dollars in this Agreement shall be to United States dollars.

Section 1.7 Entire Agreement.

This Agreement constitutes the entire agreement among the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, understandings, representations or warranties, negotiations and discussions, whether oral or written, among the parties hereto with respect thereto.

Section 1.8 Amendment.

No amendment of this Agreement shall be binding unless approved by an Investors Majority and executed in writing by Canco, Caymanco, each of the Current Shareholders and BMO Nesbitt Bums. Any such amendment shall be binding upon all of the parties hereto.

Section 1.9 Waiver.

No waiver by any party hereto of any breach of any of the provisions of this Agreement shall take effect or be binding upon such party unless in writing and signed by such party. Unless otherwise provided therein, such waiver shall not limit or affect the rights of such party with respect to any other breach.

Section 1.10 Time of Essence.

Time shall be of the essence of this Agreement.

Section 1.11 Further Acts.

The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

Section 1.12 Accounting Principles.

References in this Agreement to generally accepted accounting principles shall be deemed to be the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as of the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

ARTICLE 2

TERM OF AGREEMENT

Section 2.1 Term.

Subject to Section 12.2, this Agreement shall come into force and effect on the date hereof and shall terminate on the earlier of:

(a)	the date on which Canco holds all of the outstanding Caymanco Shares;

(b)	the date this Agreement is terminated by written agreement of the parties hereto by an amendment in accordance with Section 1.8; or

(c)	provided that Canco then holds all of outstanding Caymanco Shares, the date upon which there shall occur an Initial Public Offering.

ARTICLE 3

IMPLEMENTATION OF AGREEMENT

Section 3.1 Shareholder Covenants.

(1)	Each of the Current Shareholders covenants and agrees that it shall vote or cause to be voted the Canco Shares owned by it to accomplish and give effect to the terms and conditions of this Agreement and that it shall otherwise act in accordance with the provisions and intent of this Agreement.

(2)	Each of the Current Shareholders covenants and agrees that it shall vote or cause to be voted the Caymanco Shares owned by it to accomplish and give effect to the terms and conditions of this Agreement and that it shall otherwise act in accordance with the provisions and intent of this Agreement.

Section 3.2 Covenants by Canco and Caymanco.

(1)	Canco consents to the terms of this Agreement and hereby covenants with each of the other parties hereto that it will at all times during the term of this Agreement be governed by the terms and provisions hereof in carrying on its Business and affairs, and each of the Current Shareholders shall vote or cause to be voted their respective Canco Shares to cause Canco to fulfil its foregoing covenants.

(2)	Caymanco consents to the terms of this Agreement and hereby covenants with each of the other parties hereto that it will at all times during the term of this Agreement be governed by the terms and provisions hereof in carrying on its Business and affairs, and each of the Current Shareholders shall vote or cause to be voted their respective Caymanco Shares to cause Caymanco to fulfil its foregoing covenants.

ARTICLE 4

CORPORATION’S BUSINESS AND PURPOSE

Section 4.1 Business and Purpose.

The Business and purpose of each of Canco and Caymanco is the exploration for minerals, development of mineral properties and the production, extraction and sale of minerals (the “Business”).

ARTICLE 5

EXTRAORDINARY MATERS

Section 5.1 Extraordinary Matters.

Caymanco will not and will cause its subsidiaries not to, and each of the Caymanco Shareholders will cause Caymanco not to do any of the following without the approval by an Investors Majority in addition to any requirements required by law, or the Caymanco Constating Documents:

(a)	issue any shares of any class or right to acquire shares of any class of Caymanco or any affiliate of Caymanco (other than Canco);

(b)	effect any change in the charter documents, by-laws or capitalization of Caymanco or any affiliate of Caymanco;

(c)	other than as contemplated by this Agreement, purchase, redeem or otherwise acquire any Shares or any shares of any affiliate of Caymanco;

(d)	make a declaration or payment of dividends on any Caymanco Shares or any shares of any affiliate of Caymanco;

(e)	amalgamate, consolidate or merge or enter into an agreement to amalgamate, consolidate or merge Caymanco or its affiliates with any Person or to effect any transaction, reorganization or plan of arrangement having similar effect;

(f)	sell, lease, transfer, mortgage, pledge or otherwise dispose of all or substantially all of the assets of Caymanco or any of its affiliates;

(g)	distribute any monies or assets of Caymanco or its affiliates outside of the ordinary course of the Business;

(h)	institute proceedings for the winding-up, reorganization or dissolution of Caymanco or its affiliates;

(i)	adopt any shareholders’ agreement other than this Agreement; or

(j)	enter into or permit any affiliate to enter into a material contract outside the ordinary course of the Business.

ARTICLE 6

INITIAL PUBLIC OFFERING AND EXCHANGE OF SHARES

Section 6.1 Initial Public Offering.

(1)	Subject to this Section 6.1 and to entering into satisfactory arrangements with underwriters or agents on terms customary for a Qualified IPO, each of the Current Shareholders shall use its commercially reasonable best efforts to cause Canco to complete a Qualified IPO as soon as possible following the date hereof.

(2)	As soon as practicable following the date hereof, Canco shall prepare a preliminary prospectus relating to an IPO in accordance with Ontario Securities Commission Rule 43- 501 - General Prospectus Requirements.

(3)	Subject to Canco and one or more underwriters or agents appointed by Canco entering into an engagement letter in connection with an IPO, in form and substance satisfactory to Canco, Canco shall file the preliminary prospectus with the Ontario Securities Commission and the securities regulatory authorities of the other provinces of Canada determined by Canco as provided in National Policy 43-201– Mutual Reliance Review System for Prospectuses and Annual Information Forms.

(4)	Upon filing the preliminary prospectus relating to an IPO, Canco shall apply to list the Canco Common Shares on the Toronto Stock Exchange.

(5)	Following the filing of the preliminary prospectus, Canco shall use its reasonable best efforts to promptly resolve all comments or deficiencies raised by securities regulatory authorities.

(6)	Subject to Canco and one or more underwriters or agents appointed by Canco entering into an underwriting or agency, agreement in connection with an IPO, in form and substance and on terms satisfactory to Canco, Canco shall file and obtain a decision document for a (final) prospectus as soon as possible after regulatory comments and deficiencies have been resolved.

Section 6.2 Exchange of Caymanco Shares for Canco Shares.

(1)	Subject to Section 6.2(2) and 6.2(4), each Current Shareholder may elect to exchange its Caymanco Shares for Canco Common Shares on the basis of one Canco Common Share for each Caymanco Common Share at any time prior to completion of an IPO.

(2)	Subject to Section 6.2(4), each Current Shareholder other than Campania Holding Inc., Sunbeam Opportunities Limited and Tangent International Limited shall transfer to Canco that number of Caymanco Shares that is equal to such Current Shareholder’s pro rata share of the 3,000,000 Additional Canco Notes to be sold by the Current Shareholders to the Investors for the issuance by Canco to the Current Shareholders of Canco Notes on the basis of one Canco Note in the principal amount of $1.33 for each Caymanco Common Share prior to the closing of the sale of the Additional Canco Notes to the Investors.

(3)	Prior to completion of an IPO, subject to Section 6.2(4), each Current Shareholder shall exchange all of its remaining Caymanco Shares for Canco Common Shares on the basis of one Canco Common Share for each Caymanco Common Share so that upon completion of an IPO Canco will own all of the outstanding Caymanco Shares and all rights to acquire Caymanco Shares.

(4)	The exchange of Caymanco Shares for Canco Common Shares or Additional Canco Notes contemplated by this Section 6.2 shall be effected as a redemption in kind of the Caymanco Shares for Canco Common Shares or Additional Canco Notes, as the case may be, and such redemption shall only occur to the extent that Caymanco is able to continue to pay its debts as they fall due in the ordinary course of business both prior to and following such redemption.

ARTICLE 7

FINANCIAL AND ACCOUNTING PRACTICES

Section 7.1 Financial Information.

(1)	Until an IPO, Canco shall deliver to the Canco Shareholders, the Investors and BMO Nesbitt Burns within 140 days of the financial year end of Canco one copy of the annual financial statements of Canco and Caymanco, which shall each be prepared on a consolidated basis and be audited by independent auditors of Canco and Caymanco, as the case may be, qualified and entitled to carry on in the Province of Ontario the practice of public accounting and auditing, including the balance sheet and statements of income, retained earnings and changes in financial position, together with notes thereto. Such financial statements shall be signed by an authorized officer or director of Canco and Caymanco, as the case may be, and shall be accompanied by a report of the auditors of Canco and Caymanco (which report shall not be qualified).

(2)	Canco shall provide to the Canco Shareholders, the Investors and BMO Nesbitt Burns within 60 days of the end of each financial quarter, the unaudited financial statements of Canco and Caymanco for such quarter, prepared on a consolidated basis.

Section 7.2 Maintain Books.

Each of Canco and Caymanco shall maintain accurate and complete books and records of all transactions, receipts, expenses, assets and liabilities of Canco or Caymanco, as the case may be, in accordance with generally accepted accounting principles, consistently applied as approved and adopted by the Canco Board or the Caymanco Board, as the case may be.

Section 7.3 Review of Books.

Canco Shareholders, the Investors and BMO Nesbitt Burns shall, at their expense unless otherwise agreed by the parties hereto, be entitled to appoint a representative, agent or designee to review, on reasonable notice, and take extracts of all books, documents and records of Canco and Caymanco provided that such persons enter into a confidentiality agreement in form and substance satisfactory to Canco and Caymanco, acting reasonably. The Canco Shareholders, the Investors and BMO Nesbitt Burns and their representatives, agents and designees shall have the right to discuss at any time with management personnel of Canco and Caymanco, such matters pertaining to the financial position, operations, investments and financings as may be of interest to the Canco Shareholders, Investors or BMO Nesbitt Burns or such representative, agent or designee from time to time.

Section 7.4 Fiscal Year.

The fiscal year of each of Canco and Caymanco shall end on the 31st day of December in each year, or such other date as is agreed to by the Canco Board and the Caymanco Board, as the case may be, provided that Canco and Caymanco shall have the same fiscal year end.

ARTICLE 8

SALE OF SECURITIES

Section 8.1 Sale Restrictions.

(1)	No Current Shareholder shall sell, encumber, pledge or create a security interest in or otherwise deal with any Caymanco Shares except as provided in Section 8.1(4) hereto or pursuant to Section 6.2 hereof.

(2)	No proposed dealing with any Caymanco Shares (including the issuance thereof) in violation of this Agreement shall be valid, and Caymanco shall not record or transfer any of the Caymanco Shares dealt with in violation of this Agreement in the records of Caymanco nor shall any voting rights attached to such Caymanco Shares be exercised, nor shall any dividends be paid on such Shares during the period of such violation. Such disqualification shall be in addition to and not in lieu of any other remedies to enforce the provisions of this Agreement.

(3)

Notwithstanding anything else herein contained, every transfer of all or a portion of the Caymanco Shares held by a Current Shareholder, and any issue of securities by Caymanco, in addition to the requirements of the applicable laws and the Caymanco Constating Documents, shall be subject to the condition that the proposed transferee, or holder, if not already bound by this Agreement, shall first enter into an agreement with the other parties hereto to be bound hereby.

(4)	Each of the Current Shareholders shall be permitted to transfer his, her or its Caymanco Shares as follows without compliance with the provisions of this Article 8, other than Section 8.1(3), Section 8.2 and Section 11.4:

(a)	to a corporation, the shareholder of which is the Current Shareholder provided that the Current Shareholder legally and beneficially controls such corporation and legally and beneficially owns, directly or indirectly, 100% of the issued and outstanding shares of such corporation;

(b)	to a trust, the beneficiaries of which are members of the family (related by blood, adoption or marriage to the Shareholder) of the Current Shareholder and provided that the trustee is the Current Shareholder, or an entity at all times controlled by the Current Shareholder;

(c)	to a self-managed registered retirement savings plan or a similar investment vehicle, registered in the name of the Current Shareholder; or

(d)	as otherwise agreed by BMO Nesbitt Burns, acting reasonably,

provided that in each case the transferee agrees to comply with the obligations of the Current Shareholder under this Agreement, and provided further that the Current Shareholder shall not be relieved of its obligations hereunder by such assignment.

(5)	Upon the death of a Current Shareholder, the Caymanco Shares of the Current Shareholder shall pass to the estate of the Current Shareholder which estate shall be bound hereby.

Section 8.2 Rights of Purchaser.

Any purchaser of Caymanco Shares from any Caymanco Shareholder in accordance with the provisions of this Agreement shall be entitled to all of the benefits accruing to such Caymanco Shareholder hereunder and shall be subject to the obligations of such Caymanco Shareholder hereunder.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

Section 9.1 Representations and Warranties of the Current Shareholders.

Each Current Shareholder hereby jointly and not jointly and severally represents and warrants to each other Current Shareholders and to Canco and Caymanco and to BMO Nesbitt Burns for the benefit of and on behalf of each of the Investors that:

(a)	such Current Shareholder is neither a party to nor bound by any agreement regarding its continuing ownership of its Caymanco Shares other than this Agreement;

(b)	such Current Shareholder is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, as a result of the execution and delivery by such Current Shareholder of this Agreement or the performance by such Current Shareholder of any of the terms hereof;

(c)	such Current Shareholder owns that number of Caymanco Shares set out in Schedule “A” beneficially and as of record with good and marketable title thereto free and clear of all legal rights and encumbrances provided that in the case of Sunbeam Opportunities Limited, Sunbeam Opportunities Limited is the holder of record of the Caymanco Shares and Mr. A.G. Loudon beneficially owns such shares with good and marketable title thereto free and clear of all legal rights and encumbrances;

(d)	such Current Shareholder has not granted any person any right to acquire any of their Caymanco Shares nor any interest therein; and

(e)	Schedule A lists all of the issued and outstanding Caymanco Shares and there are no other rights outstanding of any kind to require Caymanco to issue any additional Caymanco Shares nor other securities of Caymanco.

Section 9.2 Representations and Warranties of Canco and Caymanco.

Each of Canco and Caymanco represents and warrants to the Current Shareholders and to BMO Nesbitt Bums for the benefit of and on behalf of each of the Investors that:

(a)	it is a corporation duly formed, organized and validly existing under the laws of its jurisdiction of incorporation;

(b)	it has full corporate power and authority to enter into and perform this Agreement;

(c)	the entering into and performance by it of this Agreement have been duly authorized by all necessary corporate action and will not (i) violate or conflict with any charter document or agreement to which it is a party or by which it is governed or bound, (ii) constitute a breach of any statute or regulation which would adversely affect Canco or Caymanco, as the case may be, or (iii) contravene any judgment, decree or order binding on it;

(d)	this Agreement has been duly authorized, executed and delivered by it and is a legal, valid and binding obligation of Canco and Caymanco, as the case may be, enforceable against in accordance with its terms; and

(e)	Schedule A lists all of the issued and outstanding Caymanco Shares and there are no other rights outstanding of any kind to require Caymanco to issue any additional Caymanco Shares nor other securities of Caymanco.

ARTICLE 10

ADDITIONAL CAPITAL

Section 10.1 Right to Maintain Pro Rata Interest.

If Canco requires additional capital by way of an offering of equity or debt convertible into equity up to and including an IPO, Canco shall provide written notice to the Investors specifying the terms and conditions of the proposed offering (including an IPO) including the estimated amount of financing to be raised, the type of security to be issued, the estimated price (or estimated range of prices) per security to be issued and the target completion date. Each Investor shall have the irrevocable right, exercisable by written notice given to Canco within 10 days after the giving of above notice by Canco, to participate in the equity financing on the terms and conditions set forth by Canco on a pro rata basis based on the number of Canco Shares held by such Investor after giving effect to the exchange of all of the Caymanco Shares for Canco Common Shares and the conversion of all of the Canco Notes for Canco Common Shares. If an Investor waives its right to participate in the equity financing on the terms and conditions set forth in the notice from Canco, then Canco cannot complete an equity financing at a lesser price or on more favourable terms to purchasers without first providing the Investors with an additional right to participate pro rata in the financing on the revised terms. Any securities issued to Investors under the rights provided in this Section 10.1 shall be subject to the same commission or fee to be paid to underwriters under the proposed offering.

Section 10.2 Right to Additional Units.

Subject to Section 10.3, if Canco grants stock options or other rights to purchase Canco Shares prior to the completion of an IPO, Canco will either (i) adjust the conversion price of the Canco Notes under the Note Indenture or (ii) concurrently issue to the Investors additional Canco Notes, for no additional consideration, so that the interest of the Investor in Canco, calculated on a fully diluted basis and after giving effect to the exchange of Caymanco Shares for Canco Common Shares and the conversion of the Canco Notes, immediately prior to the completion of an IPO, following the grant of such options or other rights, will not be less than the interest of the Investor in Canco, after giving effect to the exchange of Caymanco Shares for Canco Common Shares and the conversion of the Canco Notes into Canco Common Shares, prior to the grant of such options or other rights.

Section 10.3 Exceptions.

No Shareholder shall have any rights under Section 10.1 and Section 10.2 in respect of:

(a)	the issue of any options to acquire up to an aggregate of 1,500,000 Canco Shares at an exercise price of not less than U.S.$1.40 pursuant to a stock option plan for directors, officers, consultants and employees of Canco or any of its affiliates and the issuance of Canco Shares upon the exercise of such options;

(b)	the Canco Shares issued upon Conversion of the Notes;

(c)	the Canco Warrants issued upon exercise of the Canco Special Warrants and the Canco Shares issued upon due exercise of the Canco Warrants;

(d)	the broker options issued upon exercise of the broker warrants issued pursuant to the Agency Agreement and the Canco Shares issued upon exercise of such broker options; or

(e)	the Canco Notes or Canco Common Shares issued to the Current Shareholders upon the transfer or exchange of their Caymanco Shares.

ARTICLE 11

GENERAL MATTERS

Section 11.1 No Agency or Partnership.

Nothing contained in this Agreement shall make or constitute any party the representative, agent, principal or partner of any other party and it is understood that no party has the capacity to make commitments of any kind whatsoever or incur obligations or liabilities binding upon any other party.

Section 11.2 Notice.

Any notice, direction or other communication to be given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(a)	to Canco or Caymanco at:

Peru Copper Syndicate, Ltd.

Suite 1600 – 777 Dunsmuir Stree

Vancouver, B.C. V7Y 1K4

Attention:	David De Witt
Telephone:	604-687-9931
Facsimile:	604-688-0094

With a copy, which shall not

constitute notice, to:

Cassels Brock & Blackwell LLP

40 King Street West, Suite 2100

Toronto, ON M5H3 C2

Attention:	Paul M. Stein
Telephone:	416-869-5487
Facsimile:	416-350-6949

(b)	to a Shareholder at its last address of record in the corporate records of Canco or Caymanco, as the case may be; and

(c)	to the Investors and BMO Nesbitt Burns at:

BMO Nesbitt Burns Inc.

885 West Georgia Street

Vancouver, BC V6C 3E8

Attention:	Jamie Rogers
Telephone:	604-443-1491
Facsimile:	604-443-1408

With a copy to:

Blake Cassels & Graydon LLP

Three Bentall Centre, Suite 2600

595 Burrard Street

P.O. Box 49314

Vancouver, BC V7X 1L3

Attention:	Peter J.O’Callaghan
Telephone:	604-631-3345
Facsimile:	604-631-3309

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

Section 11.3 Endorsement of Share Certificates.

Any and all certificates representing Canco Shares and Caymanco Shares now or hereafter beneficially owned by the Caymanco Shareholders during the term of this Agreement shall have endorsed thereon, in bold type, the following legend:

“The securities evidenced by this certificate are subject to the terms of, and disposition and transfer of such securities is restricted in accordance with, the provisions of an agreement dated as of March 18, 2004 made between Peru Copper Inc., Peru Copper Syndicate, Ltd., BMO Nesbitt Burns Inc. and

each and all of the holders of the securities of Peru Copper Syndicate, Ltd.”

Section 11.4 Assignment.

Neither this Agreement nor any rights or obligations hereunder are assignable by the parties hereto without the prior written consent of the other parties hereto, subject to the rights of Shareholders to sell their Shares pursuant to the terms of this Agreement and provided that the purchaser of such Shares agrees to be bound hereby. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, legal personal representatives, successors and permitted assigns.

Section 11.5 Counterparts.

This Agreement may be executed in any number of counterparts and by facsimile and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 11.6 Publicity.

Notwithstanding Section 12.1, each of the Investors shall have the right to disclose to whomsoever in any manner its ownership of any securities of Caymanco or Canco.

ARTICLE 12

CONFIDENTIALITY

Section 12.1 Confidentiality.

The parties hereto agree to treat all information, data, reports and other records (“information”) relating to Canco, Caymanco or the Business as confidential and will not disclose such information to any other Person other than their legal advisors or auditors without the prior written consent of the other parties; provided, however, that no Shareholder shall be liable for any such disclosure of such information of such shareholder if such information:

(a)	becomes generally available to the public other than as a result of a disclosure by the shareholder or its representatives in violation of this Agreement;

(b)	was available to the shareholder on a non-confidential basis without violation of this Agreement prior to its disclosure by Canco or Caymanco or its respective representatives;

(c)	becomes available to the shareholder on a non-confidential basis without violation of this Agreement from a source other than Canco or Caymanco or its respective representatives provided that such source is not bound by a confidentiality agreement with Canco or Caymanco or a duty of confidentiality to or in respect of Canco or Caymanco to the knowledge of the shareholder; or

(d)	is required by law to be disclosed by the shareholder, provided that the shareholder first notifies Canco and Caymanco that it believes it is required to

SCHEDULE “A”

ISSUED AND OUTSTANDING CAYMANCO SHARES HELD BY CURRENT

SHAREHOLDERS

Shareholder	Number of Caymanco Shares
Catherine MacLeod-Seltzer	5,000,000

Ranchu Copper Investments Limited	12,500,000

Sunbeam Opportunities Limited	4,166,667.500

Campania Holding Inc.	4,166,666.250

Tangent International Limited	4,166,666.250

Lowell Mineral Exploration LLC	12,500,000

Fisherking Holdings Ltd.	7,500,000

Total	50,000,000

Section 12.2 Survival.

The terms of this Article 12 and of Article 9 shall survive any termination of this Agreement without limit as to time.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective duly authorized officer.

PERU COPPER INC.

By:
Authorized Signing Officer

PERU COPPER SYNDICATE, LTD.

By:
Authorized Signing Officer

BMO NESBITT BURNS INC.

By:
Authorized Signing Officer
)
)
Witness	)	Catherine McLeod Seltzer
)

RANCHU COPPER INVESTMENTS LIMITED

By:
Authorized Signing Officer

COMPANIA HOLDING, INC.

By:
Authorized Signing Officer

LOWELL MINERAL EXPLORATION LLC

By:
Authorized Signing Officer

SUNBEAM OPPORTUNIRY LIMITED

By:
Authorized Signing Officer

Section 12.2 Survival.

The terms of this Article 12 and of Article 9 shall survive any termination of this Agreement without limit as to time.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective duly authorized officer.

PERU COPPER INC.

By:
Authorized Signing Officer

PERU COPPER SYNDICATE, LTD.

By:
Authorized Signing Officer

BMO NESBITT BURNS INC.

By:
Authorized Signing Officer

) )
Witness	) )	Catherine McLeod Seltzer

RANCHU COPPER INVESTMENTS LIMITED

By:
Authorized Signing Officer

COMPANIA HOLDING, INC.

By:
Authorized Signing Officer

LOWELL MINERAL EXPLORATION LLC

By:
Authorized Signing Officer

SUNBEAM OPPORTUNIRY LIMITED

By:
Authorized Signing Officer

Section 12.2 Survival.

The terms of this Article 12 and of Article 9 shall survive any termination of this Agreement without limit as to time.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective duly authorized officer.

PERU COPPER INC.

By:
Authorized Signing Officer

PERU COPPER SYNDICATE, LTD.

By:
Authorized Signing Officer

BMO NESBITT BURNS INC.

By:
Authorized Signing Officer

) )
Witness	) )	Catherine McLeod Seltzer

RANCHU COPPER INVESTMENTS LIMITED

By:
Authorized Signing Officer

COMPANIA HOLDING, INC.

By:
Authorized Signing Officer

LOWELL MINERAL EXPLORATION LLC

By:
Authorized Signing Officer

SUNBEAM OPPORTUNIRY LIMITED

By:
Authorized Signing Officer

Section 12.2 Survival.

The terms of this Article 12 and of Article 9 shall survive any termination of this Agreement without limit as to time.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective duly authorized officer.

PERU COPPER INC.

By:
Authorized Signing Officer

PERU COPPER SYNDICATE, LTD.

By:
Authorized Signing Officer

BMO NESBITT BURNS INC.

By:
Authorized Signing Officer

) )
Witness	) )	Catherine McLeod Seltzer

RANCHU COPPER INVESTMENTS LIMITED

By:
Authorized Signing Officer

COMPANIA HOLDING, INC.

By:
Authorized Signing Officer

LOWELL MINERAL EXPLORATION LLC

By:
Authorized Signing Officer

SUNBEAM OPPORTUNIRY LIMITED

By:
Authorized Signing Officer

disclose such information and it allows Canco and Caymanco a reasonable period of time to contest the disclosure of such information.

Section 12.2 Survival.

The terms of this Article 12 and of Article 9 shall survive any termination of this Agreement without limit as to time.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective duly authorized officer as of the date first above written.

PERU COPPER INC.

By:
Authorized Signing Officer

PERU COPPER SYNDICATE, LTD.

By:
Authorized Signing Officer

BMO NESBITT BURNS INC.

By:
Authorized Signing Officer

) )
Witness	) )	Catherine McLeod Seltzer

RANCHU COPPER INVESTMENTS LIMITED

By:
Authorized Signing Officer

COMPANIA HOLDING, INC.

By:
Authorized Signing Officer

LOWELL MINERAL EXPLORATION LLC

By:
Authorized Signing Officer

SUNBEAM OPPORTUNITIES LIMITED

By:
Authorized Signing Officer

TANGENT INTERNATIONAL LIMITED

By:
Authorized Signing Officer

FISHERKING HOLDINGS LTD.

By:
Authorized Signing Officer

SUNBEAM OPPORTUNITIES LIMITED

By:
Authorized Signing Officer

TANGENT INTERNATIONAL LIMITED

By:
Authorized Signing Officer

FISHERKING HOLDINGS LTD.

By:
Authorized Signing Officer

TANGENT INTERNATIONAL LIMITED

By:
Authorized Signing Officer

FISHERKING HOLDINGS LTD.

By:
Authorized Signing Officer